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                                                                     EXHIBIT 5.1



                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                                 July 11, 1996

AirTouch Communications, Inc.
One California Street
San Francisco, CA 94111

        Re:  AirTouch Communications, Inc.
             Registration Statement on Form S-3 (File No. 33-62787)

Ladies and Gentlemen:

        In connection with the sale by AirTouch Communications, Inc. (the "Company") of $650,000,000 aggregate principal amount of the Company's 7-1/8% Notes Due 2001 and 7-1/2% Notes Due 2006 (the "Notes") pursuant to the above-referenced registration statement (the "Registration Statement"), we advise you that in our opinion:

        The issuance and sale of the Notes have been duly authorized by the Board of Directors of the Company. When the Notes have been executed and authenticated in accordance with the terms of the Indenture to be dated as of July 16, 1996, as amended by the First Supplemental Indenture and the Second Supplemental Indenture each to be dated as of July 16, 1996, each between the Company and The First National Bank of Chicago, as Trustee, and have been issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement dated July 11, 1996 relating to the sale of the Notes, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).
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AirTouch Communications, Inc.
July 11, 1996
Page 2


        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to the references to our firm under the caption "Legal Matters" in the related Prospectus dated July 2, 1996 and under the caption "Legal Opinions" in the related Prospectus Supplement dated July 11, 1996.

                                        Very truly yours,

                                        /s/ PILLSBURY MADISON & SUTRO LLP



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